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                                                                    EXHIBIT 21.1




                        POLK AUDIO, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT



1) Britannia Investment Corporation, incorporated under the laws of Delaware.

2) Polk Audio Europe Inc., Incorporated under the laws of Maryland.

3) Polk Audio International Limited, incorporated under the laws of the United Kingdom.

4) Eosone International, Inc., incorporated under the laws of Maryland.









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